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                                                                   EXHIBIT 21

                SUBSIDIARIES OF SILICONIX INCORPORATED


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                                      Jurisdiction
                                    of Incorporation           Percent
     Subsidiary                     or Organization             Owned
     ----------                     ----------------           -------
1.   Siliconix Limited               United Kingdom             100%

2.   Siliconix (Hong Kong)           Hong Kong                  100%
     Limited

3.   Siliconix (Taiwan)              Taiwan                     100%
     Limited

4.   TEMIC Japan K.K.                Japan                      100%

5.   TEMIC (S) Pte. Ltd.             Singapore                  100%

6.   TEMIC Semiconductor             United States              100%
     North America, Inc.             (New Jersey)

7.   Siliconix Technology C.V.       Netherlands                100%


8.   Shanghai Simconix               The People's Republic       50%
     Co. Ltd.                        of China
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